UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 10, 2015
TRUPANION, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36537	83-0480694
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

907 NW Ballard Way
Seattle, Washington 98107
(Address of principal executive offices, including zip code)
(855) 727-9079
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On December 10, 2015, the board of directors (the "Board") of Trupanion, Inc. (the "Company") appointed Chad Cohen to the Board as a Class II director, effective immediately. Mr. Cohen was also appointed as a member of the Audit Committee of the Board. There is no arrangement or understanding with any person pursuant to which Mr. Cohen was appointed as a member of the Board. There are also no family relationships between Mr. Cohen and any director or executive officer of the Company and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. The Company entered into its standard form of indemnification agreement with Mr. Cohen. A form of the indemnification agreement was previously filed by the Company as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 (File No. 333-196814), originally filed with the Securities and Exchange Commission on June 16, 2014, as amended.

To accommodate Mr. Cohen’s appointment, Dr. Peter Beaumont provided notice to the Board of his intention to resign, effective December 7, 2015. Dr. Beaumont’s resignation was not the result of any disagreement with the Company or the Board and Dr. Beaumont will remain a consultant to the Company.

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description
Exhibit 99.1	Press release issued by Trupanion Inc. dated December 10, 2015

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUPANION, INC.

By:	/s/ Michael Banks
Name:	Michael Banks
Title:	Chief Financial Officer
Date: December 10, 2015